UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 15, 2012

Cal Dive International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On May 17, 2012 the Company announced that the Board has increased the size of the Board to six members and that John B. Reed, Jr., formerly a director and President and Chief Executive Officer of Global Industries, Ltd., has been added to the Board, effective May 15, 2012.  The Board determined not to appoint Mr. Reed to serve on any Board committees at this time.  Mr. Reed has been added to the class of directors with a term expiring in 2013.

Mr. Reed, age 56, served as Chief Executive Officer and a Director of Global Industries, Ltd. (or “Global”) from March 2010 until December 2011, when Global was acquired by Technip S.A. He has more than thirty years’ experience in the offshore construction industry. Mr. Reed served as Chief Executive Officer of Heerema Marine Contractors from 2006 to 2009, after holding a number of other senior roles with the Heerema Group including Chief Executive Officer of INTEC Engineering, Inc. He previously held a number of other management roles at Heerema in project management, business development and engineering capacities. He holds a Bachelors degree in Engineering from the University of Mississippi and an MBA from Delta State University. Mr. Reed previously served as a member of the Board of Directors of the National Ocean Industries Association, is a past President of the International Pipeline and Marine Contractors Association and past Chairman of the International Marine Contractors Association, America’s Deepwater Division.

In accordance with our outside director compensation program, Mr. Reed is entitled to receive an annual retainer for Board service of $45,000, and board and committee meeting attendance fees of $2,000 per meeting.  Upon his appointment, Mr. Reed received a grant of 34,602 shares of restricted stock, which will vest one-third each year over three years.  Mr. Reed is also a party to the Company’s Indemnity Agreement in the same form as the Company has entered into with all of its directors and executive officers.

A copy of the Company’s press release announcing the appointment of Mr. Reed is attached hereto as Exhibit 99.1

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 15, 2012, the following proposals were adopted by the margins indicated:

1.           To elect two Class III directors, each to serve until the annual meeting of stockholders of the Company to be held in 2015 and until his succession is duly elected and has qualified:

	FOR	WITHHOLD AUTHORITY	BROKER NON-VOTE

Quinn J. Hébert	68,477,358	753,130	14,207,920

Todd A. Dittmann	68,493,322	737,166	14,207,920

In addition to Messrs. Hébert and Dittmann, the following directors continue to serve on our board following the Annual Meeting:  David E. Preng, William L. Transier, John T. Mills and John B. Reed, Jr.

2.           To approve, on an advisory basis, the compensation of our Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
64,555,011	4,201,237	474,240	14,207,920

3.           To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012:

FOR	AGAINST	ABSTAIN
83,113,325	153,245	171,838

Item 9.01                      Financial Statements and Exhibits.

   (d)           Exhibits.

99.1	Press release issued by Cal Dive International, Inc. on May 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa M. Buchanan
Lisa M. Buchanan Executive Vice President, General Counsel and Secretary

Date:   May 18, 2012